Exhibit 99.1
DLH HOLDINGS CORP. APPOINTS
DR. ELDER GRANGER (US ARMY MAJOR GENERAL, RET) AS BOARD DIRECTOR
Atlanta, Georgia - November 17, 2014 - DLH Holdings Corp. (NASDAQ: DLHC), a leading provider of innovative healthcare services and solutions to Federal agencies announced today that it has elected Elder Granger, MD, U.S. Army Major General (retired) and President / Chief Executive Officer of The 5Ps LLC, to its Board of Directors. Dr. Granger was appointed as a Class 1 Director, with an initial term expiring at the Company’s next annual meeting of stockholders to be held in 2015. He previously served as an advisor to DLH on its strategic market advisory board.

General Elder Granger, MD served in the U.S. Army for over 35 years and was the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, DC. In this role he served as the principal advisor to the Assistant Secretary of Defense (Health Affairs) on DoD health plans, policy and performance. He oversaw the acquisition, operation and integration of DoD's managed care program within the Military Health System. Prior to joining TRICARE Management Activity, General Granger led the largest US and multi-national battlefield health system in our recent history while serving as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Additionally, Gen. Granger has over 25 publications and has conducted over 100 presentations on various health topics.

“Dr. Granger brings a unique combination of clinical and business acumen, along with unparalleled understanding of the evolving defense healthcare environment, and we are privileged to have him continue to advance his passion for patients and healthcare delivery improvements as a member of DLH’s Board of Directors,” said Zach Parker, DLH’s Chief Executive Officer. “Dr. Granger is very focused on innovation and his insights will be invaluable in overseeing DLH’s continued transformation,” added Mr. Parker.

Chairman of the Board, Mr. Rick Wasserman commented: "We are very fortunate to have Elder join our board. His medical practitioner’s awareness and his substantial leadership experience will be invaluable as we continue to pursue the strategic initiatives developed by the executive management team."

“DLH has a mission that aligns with my lifelong commitment to public sector healthcare,” said Elder Granger. “I'm really looking forward to working closely with DLH’s other board members to help with creating innovative solutions to raise our value to our customers and shareholders.”

General Granger is the President and CEO of The 5Ps, LLC, a healthcare best practices, education, and leadership consultancy. Dr. Granger earned his medical degree from University of Arkansas School of Medicine and is board certified by the American College of Physician Executives, American Board of Medical Quality and American Board of Internal Medicine. He also holds an Honorary Doctor of Science from Meharry Medical College, which recognized his work in science.

About DLH
DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a full-service provider of health, medical logistics, and technical support services to Departments of Defense and Veterans Affairs and other federal agencies with over 1,200 employees nationwide. For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.